UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
☐
Preliminary Proxy Statement

☒
Definitive Proxy Statement

Park Dental Partners, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒   No fee required.
☐   Fee paid previously with preliminary materials.

Park Dental Partners, Inc.
2026
PROXY STATEMENT
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
May 29, 2026
8:00 a.m. Central Time

LETTER FROM OUR CHIEF EXECUTIVE OFFICER
Fellow Shareholders:
Thank you for your continued support of Park Dental Partners, Inc. (the “Company”). I appreciate the opportunity to update you on the Company and to invite you to participate in the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) — Our first annual meeting of Shareholders.
ABOUT PARK DENTAL PARTNERS
Park Dental Partners, Inc. is a dental resource organization (“DRO”) that provides administrative and other support services to affiliated general and multi-specialty dental practices through long-term administrative resources agreements. Our affiliated dental practices have been in operation since the founding of Park Dental in 1972. Our principal executive offices are located at 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113.
2025 FOCUS AREAS
During 2025, we continued to develop our public-company governance framework. Our Board of Directors currently consists of seven directors, and we have established standing committees, including an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. In July 2025, the Company adopted a code of ethics and business conduct applicable to our non-employee directors, principal executive officer, principal financial officer, and employees in accordance with applicable rules and regulations of the SEC and the NASDAQ Stock Market.
We also remained focused on supporting our affiliated dental practices and strengthening the infrastructure that underpins the Company, including administrative operations, governance, and oversight. In December 2025, Park Dental Partners, Inc. achieved a significant milestone by becoming a publicly-traded company on the NASDAQ Stock Market under the ticker symbol PARK.
INNOVATIVE GOVERNANCE MODEL FOR OUR PRACTICING PROFESSIONALS
A defining element of Park Dental Partners, Inc. is our governance model designed to preserve the voice of our practicing professionals. We believe this model is innovative because it embeds the voice of practicing affiliated dentists into Board composition through formal appointment rights tied to clinical practice and common ownership, rather than relying solely on direct equity ownership or informal advisory input. Our amended and restated bylaws provide DDS Advisor LLC with the right to appoint a minimum of three directors to our Board of Directors (one in each class of directors). DDS Advisor LLC, an entity affiliated by common holders, does not hold any direct equity interest in the Company and has no operations; it is affiliated by common holders, as the members of DDS Advisor LLC must, at a minimum, be both (i) a practicing dentist of an affiliated dental practice and (ii) a common shareholder of Park Dental Partners, Inc. Dentists of our affiliated dental practices meeting certain criteria focused on years of practice with the group elect a five-person Board of Governors of DDS Advisor LLC. This Board then appoints one director in each class of our Board of Directors.
If the number of directors constituting the whole Board is increased to more than seven, the number of directors that DDS Advisor LLC is entitled to appoint increases proportionately so that for every two newly created directorships, DDS Advisor LLC is entitled to appoint one of the two newly created directorships.
ANNUAL MEETING AND YOUR VOTE
The Annual Meeting of Shareholders will be held on May 29, 2026, at 8:00 a.m. Central Time at the Company’s principal executive offices located at 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113.
At the Annual Meeting, shareholders will be asked to consider and vote on the following proposals:
Proposal 1:   Election of one (1) director to serve as a Class II director until the 2029 annual meeting of shareholders and until his or her successor is duly elected and qualified.

Proposal 2:   Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
The Board of Directors recommends a vote “FOR” each of Proposals 1 and 2.
Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible by following the instructions on your proxy card or voting instruction form. Your vote is important.
Thank you for your continued support.
Sincerely,
Peter Swenson
President, Chief Executive Officer and Chairman of the Board
Park Dental Partners, Inc.
Dated: April 10, 2026

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 29, 2026
8:00 a.m. Central Time
Park Dental Partners, Inc.,
2200 County Road C West, Suite 2210,
Roseville, Minnesota 55113
Proxy materials are first being mailed to shareholders on or about April 14, 2026.
To the Shareholders of Park Dental Partners, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Park Dental Partners, Inc. (the “Company”) will be held on May 29, 2026, at 8:00 a.m. Central Time at the Company’s principal executive offices located at 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113 (the “Annual Meeting”), for the following purposes:
1.
To elect one (1) director to serve as a Class II director until the 2029 annual meeting of shareholders and until their successor(s) are duly elected and qualified (Proposal 1).

2.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2).

3.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” each of Proposals 1 and 2.
Record Date; Voting
Only shareholders of record at the close of business on March 30, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Each share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and 2,093,865 shares of unvested restricted stock outstanding on the Record Date entitle the holder to one vote on each matter submitted to shareholders at the Annual Meeting.
Proxy Statement and Proxy Card
This notice and the accompanying proxy statement and form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible by following the instructions on your proxy card or voting instruction form.
By Order of the Board of Directors,
Jean Lind, Secretary
April 10, 2026

PROXY STATEMENT
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Park Dental Partners, Inc. for use at the Annual Meeting to be held on May 29, 2026, and at any adjournment or postponement thereof. In addition to solicitations by mail, our directors, officers and employees may solicit proxies in person, by telephone or by electronic communication, although they will receive no additional compensation for doing so. We have engaged Broadridge Financial Solutions, Inc. to assist in the distribution of proxy materials and the solicitation of proxies. Broadridge will receive customary fees and reimbursement of reasonable out-of-pocket expenses for these services. The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, printing, mailing and distributing proxy materials and any fees and expenses payable to Broadridge.
ANNUAL MEETING INFORMATION
Date and time	May 29, 2026, at 8:00 a.m., Central Time
Location
2200 County Road C West, Suite 2210, Roseville, Minnesota 55113
The meeting will also be broadcast over a Microsoft Teams conference line:
Phone Number: +1 763-496-5925
Phone Conference ID: 239 925 10#

Record date	March 30, 2026
Shares outstanding	6,608,919 shares of Common Stock entitled to vote at the Annual Meeting as of the Record Date, consisting of 4,515,054 shares of Common Stock outstanding and 2,093,865 restricted shares entitled to vote prior to vesting.
Proxy materials first mailed	On or about April 14, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 29, 2026.
The Company’s Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Proxy Materials”) are available on the Internet at: https://investors.parkdentalpartners.com/financial-information/sec-filings (the “Proxy Materials Website”).
This communication presents only an overview of the more complete Proxy Materials that are available to you on the Internet. We encourage you to access and review all of the Proxy Materials before voting.
How to request a paper or email copy of the Proxy Materials: You may request a paper copy of the Proxy Materials, or an email copy of the Proxy Materials, at no cost, by any of the following methods:
Internet: https://investors.parkdentalpartners.com/shareholder-services/contact-ir
Telephone: (763) 233-3377
Email: IR@ParkDentalPartners.com
Mail: Park Dental Partners, Inc., 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113,
Attention: Christopher J. Bernander
Requests must be received by April 30, 2026, to allow sufficient time to process and send you the requested materials before the Annual Meeting.
Virtual Attendance / Audio Access to the Annual Meeting
The Annual Meeting will be held in person at 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113. The meeting will also be broadcast over a Microsoft Teams conference line.

PROXY STATEMENT SUMMARY
This summary highlights certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement and carefully consider the information before voting.
ANNUAL MEETING AT A GLANCE
Date and time	May 29, 2026, at 8:00 a.m. Central Time
Location
Park Dental Partners, Inc., 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113
The meeting will also be broadcast over a Microsoft Teams conference line:
Phone Number: +1 763-496-5925
Phone Conference ID: 239 925 10#

Record Date	March 30, 2026
Mailing date of Proxy Materials	On or about April 14, 2026
Voting securities	Common Stock (one vote per share)
Proxy Materials availability	https://investors.parkdentalpartners.com/financial-information/sec-filings
VOTING ROADMAP
Proposal	Board Recommendation	Page
Proposal 1: Election of Directors	FOR	11
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	12
CORPORATE OVERVIEW
Park Dental Partners, Inc. is a dental resource organization (“DRO”) that provides administrative and other support services to affiliated general and multi-specialty dental practices through long-term administrative resources agreements. Our affiliated dental practices have been in operation since the founding of Park Dental in 1972. Our principal executive offices are located at 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113.
As of December 31, 2025, we employed or contracted with 1,212 employees and independent contractors, and our affiliated dental practices employed or contracted 214 dentists. As of December 31, 2025, we operated 86 dental practice locations and one administrative office, and we lease all but one of our properties.
INNOVATIVE GOVERNANCE MODEL FOR OUR PRACTICING PROFESSIONALS
A defining element of Park Dental Partners, Inc. is our governance model designed to preserve the voice of our practicing professionals. We believe this model is innovative because it embeds the voice of practicing affiliated dentists into Board composition through formal appointment rights tied to clinical practice and common ownership, rather than relying solely on direct equity ownership or informal advisory input. Our amended and restated bylaws provide DDS Advisor LLC with the right to appoint a minimum of three directors to our Board of Directors (one in each class of directors). DDS Advisor LLC does not hold any direct equity interest in the Company and has no operations; it is affiliated by common holders, as the members of DDS Advisor LLC must, at a minimum, be both (i) a practicing dentist of an affiliated dental practice and (ii) a common shareholder of Park Dental Partners, Inc. Dentists of our affiliated dental practices meeting certain criteria focused on years of practice with the group elect a five-person Board of Governors of DDS Advisor LLC. This Board then appoints one director in each class of our Board of Directors.

If the number of directors constituting the whole Board is increased to more than seven, the number of directors that DDS Advisor LLC is entitled to appoint increases proportionately so that for every two newly created directorships, DDS Advisor LLC is entitled to appoint one of the two newly created directorships.

VOTING INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q.   Why am I receiving these materials?
A.
You are receiving these materials because our Board of Directors is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. This Proxy Statement describes the matters that will be voted on and provides information you should consider when deciding how to vote.

Q.   When and where will the Annual Meeting be held?
A.
The Annual Meeting will be held on May 29, 2026, at 8:00 a.m. Central Time at the Company’s principal executive offices located at 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113.

Shareholders and other interested persons may also listen to the Annual Meeting remotely by telephone using the following Microsoft Teams conference line:
Phone Number: +1 763-496-5925
Phone Conference ID: 239 925 10#
The remote audio line is listen-only. Participants joining by telephone will not be able to speak, vote, submit questions or otherwise participate in the Annual Meeting through the audio line. Only shareholders who attend the Annual Meeting in person at the meeting location will be able to vote, ask questions and otherwise participate in the meeting.
Q.   What am I voting on?
A.
You are being asked to vote on the following proposals:

Proposal 1:   Election of one (1) director to serve as a Class II director until the 2029 annual meeting of shareholders and until his or her successor is duly elected and qualified.
Proposal 2:   Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
You may also vote on any other business that may properly come before the Annual Meeting.
Q.   How does the Board recommend that I vote?
A.
The Board recommends that you vote FOR the Class II director nominee in Proposal 1 and FOR the ratification of Deloitte & Touche LLP as our independent registered accounting firm for the year ending December 31, 2026 in Proposal 2.

Q.   Who is entitled to vote?
A.
Shareholders of record at the close of business on March 30, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. In addition, the holders of 2,093,865 restricted shares are also entitled to vote prior to vesting.

Q.   How many shareholders were of record on the Record Date?
A.
As of the Record Date, there were 98 shareholders of record and 94 restricted stockholders entitled to vote at the Annual Meeting. This number does not include holders whose shares are held of record by a broker, bank or other nominee (i.e., in “street name”).

Q.
How many shares are entitled to vote at the Annual Meeting, and does that number include unvested restricted shares?

A.
As of the Record Date, there were 6,608,919 shares of Common Stock entitled to vote at the Annual Meeting. This number consists of 4,515,054 shares of Common Stock outstanding and 2,093,865 restricted shares of Common Stock that were outstanding as of the Record Date but had not vested and were entitled to vote prior to vesting. These unvested restricted shares remain subject to vesting and forfeiture under the applicable award agreements, but are outstanding shares as of the Record Date.

Q.   How many votes do I have?
A.
Each share of Common Stock outstanding on the Record Date entitles the holder to one vote on each matter submitted to shareholders at the Annual Meeting.

Q.   How do I vote?
A.
You may vote by completing and returning your proxy card, by telephone, or via the Internet, as described on your proxy card or voting instruction form. If you are a beneficial owner holding shares through a broker, bank or other nominee, you should follow the voting instructions provided by that nominee.

Q.   Can I change my vote after I submit my proxy?
A.
Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is voted by (i) submitting a new proxy with a later date, (ii) providing written notice of revocation to the Company’s Secretary at the Company’s principal executive offices, or (iii) attending the Annual Meeting and voting in person. If you hold your shares in “street name,” you should follow the instructions provided by your broker, bank or nominee to change your vote.

Q.   What constitutes a quorum?
A.
A quorum will be present if the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting are present in person or represented by proxy.

Q.   What vote is required to approve each proposal?
A.
The vote required for each proposal is described under each proposal below. Unless otherwise required by law or our governing documents, proposals are generally approved by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal.

Q.   How are votes counted? What are the effects of abstentions and broker non-votes?
A.
For Proposal 1, the election of the Class II director nominee, the nominee will be elected by a plurality of the votes cast. Accordingly, the nominee receiving the greatest number of votes cast “FOR” election will be elected. Shares represented by a proxy marked “WITHHOLD” with respect to the nominee will not be counted as votes cast and therefore will have no effect on the outcome of Proposal 1. Abstentions and broker non-votes likewise will not be counted as votes cast on Proposal 1 and therefore will have no effect on the outcome of Proposal 1.

For Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, the affirmative vote of a majority of the votes cast on the proposal is required for approval. Abstentions and broker non-votes, if any, will not be counted as votes cast on Proposal 2 and therefore will have no effect on the outcome of Proposal 2.
If you are a shareholder of record and you return a properly executed proxy card, your shares will be voted in accordance with the directions you provide. If you sign and return your proxy card but do not specify how your shares should be voted, your shares will be voted as the Board recommends.

The effect of abstentions and broker non-votes depends on the proposal and the applicable vote standard. If you do not provide voting instructions to your broker, bank, or other nominee, your share(s) will be considered “broker non-votes” with regard to the election of directors. Broker non-votes are counted for the purposes of determining a quorum but will be excluded from determining the number of votes cast on other items. Thus, broker non-votes will have no effect on the vote for Proposal 2.
Q.   Who pays for the solicitation of proxies?
A.
The Company will bear the costs of soliciting proxies, including the cost of preparing, printing and mailing these materials.

Q.   Who will tabulate the votes?
A.
Equiniti Trust Company, LLC (EQ), the Company’s transfer agent, has been appointed tabulator for the Annual Meeting.

Q.   How can I obtain additional information about the Annual Meeting?
A.
If you have questions about the Annual Meeting, voting, or the Proxy Materials, please contact the Corporate Secretary at 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113.

Q.   How do I vote my shares during the Annual Meeting?
A.
Registered shareholders may vote by proxy or in person at the Annual Meeting. If you hold shares in “street name” through a broker, bank or other nominee, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting in order to vote your shares in person.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend.
Q.   How can I vote my shares without attending the Annual Meeting?
A.
You may vote by any of the following methods, as described on your proxy card or voting instruction form:

Internet.   You may vote over the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card or voting instruction form.
Telephone.   Shareholders of record may vote by telephone by following the instructions provided on the Notice or on the proxy card.
Mail.   If you received or requested printed proxy materials, you may vote by completing, signing and dating the proxy card and returning it in the accompanying pre-addressed envelope.
To be counted, your vote must be received prior to the closing of the polls at the Annual Meeting.
Q.   What if I do not give specific voting instructions?
A.
If you are a shareholder of record and you return a properly executed proxy card, your shares will be voted in accordance with the directions you provide. If you sign and return your proxy card but do not specify how your shares should be voted, your shares will be voted as the Board recommends.

If you hold shares in “street name” and do not provide voting instructions, your broker, bank or other nominee may vote your shares only on routine matters as permitted under applicable rules. Under these rules, Proposal 2 (ratification of the appointment of the Company’s independent registered public accounting firm) is generally considered a routine matter, but Proposal 1 (election of directors) is a non-routine matter. As a result, if you do not provide voting instructions, your shares generally may be voted on Proposal 2 but will not be voted on Proposal 1, resulting in a “broker non-vote” with respect to Proposal 1.

Q.   Can I change or revoke my vote?
A.
Yes. You may change your proxy voting instructions at any time before your votes are cast at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy at any time before it is voted by (i) submitting a new proxy with a later date, (ii) providing written notice of revocation to the Company’s Secretary at the Company’s principal executive offices, or (iii) attending the Annual Meeting and voting in person. If you hold shares in “street name,” you should follow the instructions provided by your broker, bank or other nominee to change your vote.

COMPANY PROPOSALS
PROPOSAL 1:   ELECTION OF DIRECTORS
At the Annual Meeting, shareholders will be asked to elect one (1) director to serve as a Class II director until the 2029 annual meeting of shareholders and until his or her successor is duly elected and qualified.
Proposal Summary
Board Recommendation	FOR the nominee named below
Vote Required	Plurality of votes cast
Effect of Abstentions and Broker Non-Votes	Abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of Proposal 1.
Background and Board Structure
Our Board of Directors is divided into three classes with staggered three-year terms. As a result, only one class of directors is generally elected at each annual meeting of shareholders.
In addition to the staggered board structure, our bylaws provide DDS Advisor LLC, a South Dakota limited liability company, with the right to appoint a minimum of three directors (a “DDS Appointee”), and there shall be at all times a DDS Appointee in each of the three classes of directors. Dentists of our affiliated dental practices meeting certain criteria focused on years of practice with the group elect a five-person Board of Governors of DDS Advisor LLC. This Board then appoints one director in each class of our Board of Directors. Currently, Messrs. Swenson, Law and Steele have been appointed by DDS Advisor LLC pursuant to these appointment rights.
Current Board Composition (as of March 30, 2026)
Class I (term expiring 2028)	Class II (term expiring 2026)	Class III (term expiring 2027)
Dr. Christopher Steele* Dr. Todd Gerlach Anna M. Schaefer	Dr. Alan Law* Christopher C. Smith	Peter G. Swenson, Chair* Philip I. Smith

*
DDS Advisor LLC re-appointed Dr. Law as a Class II Director for the term to expire in 2029.

Director Nominee
The Board of Directors has nominated the following individual for election as a Class II director, with a term expiring at the 2029 annual meeting of shareholders:
Name	Age	Current Position	Independence
Christopher C. Smith	51	Director, Audit Committee (member), Compensation Committee (member), Corporate Governance and Nominating Committee (Chair)	Independent
Christopher Smith is President and Chief Executive Officer of Kipsu, a technology company he co-founded in 2010. He has prior experience as a venture capitalist with Coral Ventures, an associate with IBM’s venture capital group and a consulting manager with Accenture, and he has served on the boards of several for-profit venture-backed technology companies. Mr. Smith also co-founded and serves on the board of DOCSI, a healthcare technology company, and has nonprofit governance experience, including service as chair of the Blake School Board of Trustees and as chair and co-founder of Minnesota Comeback.
The Board recommends a vote “FOR” the nominee named above.

PROPOSAL 2:   RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and the Board is submitting this appointment to the shareholders for ratification.
Proposal Summary
Board Recommendation	FOR
Vote Required	Majority of votes cast
Effect of Abstentions and Broker Non-Votes	Abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of Proposal 2.
In making its appointment, the Audit Committee considered Deloitte’s independence and performance. Deloitte has audited the Company’s financial statements for each fiscal year since December 31, 2023.
Representatives of Deloitte & Touche LLP at the Annual Meeting
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table sets forth the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements and for other services for the fiscal years ended December 31, 2025, and 2024.
Fee Category	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024
Audit Fees	$550,024	$475,491
Audit-Related Fees	$1,051,529	$0
Tax Fees	$0	$0
All Other Fees	$1,895	$1,895
Total Fees	$1,603,448	$477,386
Audit Fees consist of fees billed for professional services rendered for the audit of our annual financial statements and reviews of quarterly financial statements.
The fees for Audit-Related services for the year ended December 31, 2025 were for services rendered in connection with our initial public offering, including issuance of comfort letters, consents and review of our registration statements.
All Other fees for the years ended December 31, 2025 and 2024, related to annual subscription fees for a proprietary accounting and financial reporting research tool maintained by Deloitte and Touche LLP.
Audit Committee Pre-Approval Policy
The Audit Committee has adopted policies and procedures for the pre-approval of audit and permitted non-audit services to be performed by our independent registered public accounting firm. Pursuant to those policies and procedures, the Audit Committee pre-approves all audit and permitted non-audit services, including the scope of the services and the related fees, to help assure that the provision of such services does not impair the auditor’s independence.

The Audit Committee pre-approved 100% of the services described above under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees.”
The Board recommends that you vote “FOR” the ratification of Deloitte’s appointment.

CORPORATE GOVERNANCE
BOARD OF DIRECTORS
Our Board of Directors currently consists of seven (7) directors divided into three classes with staggered three-year terms. Officers are elected and serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers. Currently, three of our directors are independent: Mr. Philip Smith, Mr. Christopher Smith, and Ms. Anna Schaefer. The three independent directors were appointed to the Board of Directors on March 5, 2025. We intend to comply with the independence requirements of the NASDAQ Stock Market, which requires that a majority of our Board of Directors be independent by December 4, 2026. In addition, our Board is divided into three classes with staggered three-year terms, and our bylaws provide DDS Advisor LLC with the right to appoint a minimum of three directors (one in each class).
Executive Officers
Name	Age	Position	Business Experience (Summary)
Peter G. Swenson	54	President and Chief Executive Officer	Mr. Swenson serves as President and Chief Executive Officer of Park Dental Partners, Inc. He previously served as Chief Executive Officer and Chief Administrative Officer of Park Dental, The Dental Specialists and Orthodontic Specialists of Minnesota since 2008. He has served in dental leadership capacities for over three decades and has led the growth of the group practices from 99 dentists to more than 200 dentists and approximately 1,200 team members. Under his leadership, Park Dental Partners achieved a significant milestone by becoming a publicly traded company on the NASDAQ Stock Market in December 2025 under the ticker symbol PARK. Prior to joining Park Dental, he was vice president of market development for American Dental Partners, where he helped grow the business from start-up through its 1998 initial public offering. His board memberships have included the American Academy of Dental Group Practice and Voyageurs National Park Association, and he has served on the Park Dental Partners Foundation board since 2015.
Christopher J. Bernander	44	Chief Financial Officer and Treasurer	Mr. Bernander serves as Chief Financial Officer of Park Dental Partners, Inc. He is responsible for accounting, treasury, internal control, financial planning, and revenue cycle operations. He joined the organization in 2022 after serving as chief financial officer of Calabrio from 2021 to 2022 and chief financial officer of Digital River from 2019 to 2021. Over the past twenty years, he has worked in numerous public and private-equity-backed organizations. He began his career in accounting at Ernst & Young and Bemis Company (now Amcor). He is a CPA (inactive) and holds a B.B.A. in accounting from the University of Wisconsin-Madison.

Name	Age	Position	Business Experience (Summary)
Dr. Alan Law	60	Chief Clinical Officer — Specialty Practices	Dr. Law serves as Chief Clinical Officer — Specialty Practices. He oversees clinical standards and quality of care across affiliated specialty dental practices and leads continuing education and professional development initiatives. He joined the group in 1996 and has served as president of The Dental Specialists since 2003. He continues to regularly see patients and run a practice as an endodontist and has served in multiple operational and leadership roles within the organization. He is a graduate of the University of Iowa, where he also received his DDS degree, certificate in endodontics, and Ph.D. in Mechanisms and Modulation of Orofacial Pain. He is a past president of the American Association of Endodontists, American Board of Endodontics, and Minnesota Association of Endodontics.
Dr. Christopher Steele	63	Chief Clinical Officer — General Practices	Dr. Steele serves as Chief Clinical Officer — General Practices. He oversees clinical standards and quality of care across affiliated general dental practices and leads continuing education and professional development initiatives for general dentists. He joined the group in 1991 and has served as president of the Park Dental general dental group since 2019. He continues to regularly see patients and run a practice as a general dentist and has served in multiple operational and governance leadership roles within the organization. He holds a B.S. from Gustavus Adolphus College and a DDS degree from the University of Minnesota School of Dentistry and completed a general practice residency there.
Board Committees
Our Board of Directors has established the committees described below and may establish others from time to time. The membership of each committee is reflected below.
Board Committees and Membership
Committee	Members	Chair	Meetings in 2025
Audit Committee	Philip I. Smith Christopher C. Smith Anna M. Schaefer	Anna M. Schaefer	4
Compensation Committee	Philip I. Smith Christopher C. Smith	Philip I. Smith	1
Corporate Governance and Nominating Committee	Philip I. Smith Christopher C. Smith	Christopher C. Smith	0
Board Leadership Structure
Peter G. Swenson currently serves as our President, Chief Executive Officer and Chairman of the Board. The Board believes that combining the roles of Chairman and Chief Executive Officer promotes clear accountability and effective decision-making. The Board also believes that strong, active oversight by our independent directors, including through executive sessions and committee oversight, provides appropriate independent leadership and effective checks and balances.

Role of the Board
Our Board of Directors is responsible for overseeing our management and long-term strategy and for acting in the best interests of the Company and our shareholders. In performing its oversight role, the Board, among other things, reviews corporate objectives and strategies, evaluates and approves significant policies and proposed major commitments of Company resources, oversees executive leadership and succession planning, and — subject to committee oversight where applicable — monitors key enterprise risks and compliance matters.
Board Risk Oversight
The Board takes an active role in overseeing the Company’s strategic direction and key risks. Management is responsible for day-to-day risk management, including identifying and managing the risks facing the Company. The Board exercises its risk oversight function directly and through its committees, each of which focuses on risks inherent in its respective areas of oversight and regularly reports to the full Board.
In addition, our Audit Committee’s oversight responsibilities include reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters, and cybersecurity.
Annual Committee and Board Evaluations
The Board and each standing committee conduct periodic evaluations of their effectiveness and performance, which may include consideration of committee composition, areas of focus, information flow, meeting structure, and governance practices. The Board and committees use the results of these evaluations to identify areas for improvement and to inform Board and committee planning, as appropriate.
Board Meetings and Attendance
During 2025, the Board held 13 meetings. During 2025, each standing committee held the number of meetings reflected in the table above. Each director is expected to devote the time and attention necessary to discharge his or her duties as a director, including preparing for, attending, and participating in Board and applicable committee meetings.
For the period of each director’s service during 2025, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case, during the period such director served).
Our independent directors meet in executive session without management present at least two times per year.
Directors are encouraged to attend our annual meeting of shareholders, but are not required to do so. The Company’s first annual meeting of shareholders will occur on May 29, 2026.
Stockholder Communications with the Board
Shareholders and other interested parties may communicate with our Board of Directors by sending correspondence addressed to the Corporate Secretary at our principal executive offices located at 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113. The Corporate Secretary (or his or her designee) may review communications and, where appropriate, forward them to the Board, the Chair, the chair of the applicable committee, or other directors, as applicable. The Board determines the appropriate response, if any, based on the subject matter and facts and circumstances of the communication.
Director Nominations and Board Refreshment
The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In evaluating director candidates, the Committee considers, among other things, the candidate’s integrity, judgment, experience, skills and expertise, the candidate’s ability to devote sufficient time to Board responsibilities, the overall composition of the Board, and the best interests of the Company and our shareholders.
The Committee will consider director candidates recommended by shareholders in the same manner as candidates recommended by directors, management, or other sources, as applicable. Shareholders may also nominate director candidates in accordance with our bylaws and applicable SEC rules and regulations.
Code of Ethics and Business Conduct
In July 2025, the Company adopted a code of ethics and business conduct applicable to our non-employee directors, principal executive officer, principal financial officer and employees in accordance with applicable rules and regulations of the SEC and the NASDAQ Stock Market.
Insider Trading Arrangements and Policies
The Company has adopted an insider trading policy governing the purchase, sale and other dispositions of Company securities by our directors, officers, employees, consultants, contractors and agents that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. The insider trading policy includes restrictions designed to help prevent trading while aware of material nonpublic information and may include, among other things, pre-clearance requirements for certain transactions and blackout periods applicable to certain personnel.
No Hedging or Pledging of Company Securities
Employees (including officers) and directors may not directly or indirectly engage in transactions intended to hedge or offset the market value of Company securities they own. In addition, our insider trading policy prohibits employees (including officers) and directors from directly or indirectly pledging Company securities as collateral for any obligation.
Policies and Practices Related to the Grant of Certain Equity Awards
The Compensation Committee administers equity awards under our 2023 Equity Incentive Plan, including restricted stock, stock options and other equity-based awards. Equity awards are generally approved by the Compensation Committee (or, as applicable, the Board) and are granted pursuant to written award agreements. For option awards, the per-share exercise price is generally intended to be no less than the fair market value of a share of our Common Stock on the date of grant, as determined in accordance with the terms of the applicable plan and award agreement. The Compensation Committee also administers the Company’s Employee Stock Purchase Plan.
In administering equity awards, the Compensation Committee has adopted practices intended to promote consistent administration and to avoid the timing of equity awards in anticipation of the release of material nonpublic information. These practices may include granting annual equity awards on or about the same day for eligible employees (including executive officers) and using an administrative lag between committee approval and the grant date to allow time for communications and processing.
Audit Committee
The Audit Committee is responsible for, among other things, assisting the Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and the performance of our independent registered public accounting firm. In performing these duties, the Audit Committee will:
•
review the audit plans and findings of our independent registered public accounting firm, as well as the results of regulatory examinations and reports;

•
review our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm;

•
review our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters, and cybersecurity; and

•
have sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

Our Board has determined that Messrs. Smith, Smith and Ms. Schaefer are independent directors.
The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website under Corporate Governance — Documents & Charters: investors.parkdentalpartners.com/corporate-governance/documents-charters.
Audit Committee Report
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.
In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2025. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board and currently in effect. In addition, the Audit Committee discussed with the independent registered public accounting firm the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.
April 10, 2026
AUDIT COMMITTEE
Anna M. Schaefer, Chair
Christopher C. Smith
Philip I. Smith
Compensation Committee
Our Compensation Committee is composed of Mr. Philip Smith, who is the chairman of the committee, and Mr. Christopher Smith. The Compensation Committee is responsible for reviewing and recommending policies relating to compensation and benefits of our officers and employees and non-employee directors. In performing these duties, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, considers the recommendations by company management, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of restricted stock, stock options and other awards under our 2023 Equity Incentive Plan and the Employee Stock Purchase Plan.
Our Board has determined that the members of the Compensation Committee are independent directors, are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website under Corporate Governance — Documents & Charters: investors.parkdentalpartners.com/corporate-governance/documents-charters.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee is composed of Mr. Philip Smith and Mr. Christopher Smith, who is the chairman of the committee. The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board, and for overseeing our corporate governance guidelines and making recommendations concerning governance matters.
The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website under Corporate Governance — Documents & Charters: investors.parkdentalpartners.com/corporate-governance/documents-charters.
The Corporate Governance and Nominating Committee is also responsible for reviewing, approving or ratifying related person transactions required to be disclosed under applicable SEC rules.
Director Compensation
Compensation paid to the members of our Board of Directors for the years ended December 31, 2025, was $176,139. No compensation was paid to members of our Board of Directors in 2024 or 2023. During 2024 and 2023, no member of our Board of Directors was independent.
On August 7, 2024, our Board of Directors approved a compensation program for our directors who are not employees of us or our affiliated dental practices. Presently, the director compensation program includes the following features:
•
Cash Compensation.   Each independent non-employee director receives an annual retainer of $25,000. We also provide additional annual retainers to certain independent directors as follows: Audit Committee Chair, $12,000; Compensation Committee Chair, $8,000; Corporate Governance and Nominating Committee Chair, $5,000. Independent directors also receive annual retainers for committee membership as follows: Audit Committee, $4,000; Compensation Committee, $4,000; Corporate Governance and Nominating Committee, $2,500.

•
Equity Compensation.   Presently, the Company annually grants each independent non-employee director a restricted stock award, with the number of restricted shares subject to the grant to be determined by dividing $25,000 by the closing price of our Common Stock on the date that is five trading days after the annual meeting. We also presently grant new independent non-employee directors (appointed or elected to the board other than in connection with an annual meeting) an inducement grant of restricted stock awards upon their appointment, with the number of restricted units subject to the grant to be determined by dividing $25,000 by the closing price of our Common Stock on the date of the grant (or, if the grant date is not a trading day, on the last trading day preceding the grant date). Restricted stock awarded prior to the initial public offering generally vested 25% upon the initial public offering and 6.25% quarterly thereafter, and is subject to accelerated vesting upon a change in control. Such units are subject to termination upon termination of the director’s service on the board, except that the restricted stock will fully vest and be paid on a change in control.

During 2025, we maintained a compensation program for directors who are not employees of us or our affiliated dental practices. Under that program, independent non-employee directors were eligible to receive annual cash retainers and restricted stock awards. The following table sets forth the compensation presently paid or awarded to our non-employee directors for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Anna M. Schaefer	$30,525	$29,288	—	—	$59,813
Christopher C. Smith	$27,225	$29,288	—	—	$56,513
Philip I. Smith	$30,525	$29,288	—	—	$59,813
Certain Relationships and Related Transactions
Our amended and restated articles of incorporation provide that our officers and directors will be indemnified by us to the fullest extent authorized by Minnesota law, as it now exists or may in the future be amended, and that we will advance expenses, including attorneys’ fees, to our directors and to our officers, in connection with legal proceedings, subject to limited exceptions. We have entered into indemnification agreements with each of our executive officers and directors.
Limitation of Liability and Indemnification
Our amended and restated articles of incorporation provide that our officers and directors will be indemnified by us to the fullest extent authorized by Minnesota law, as it now exists or may in the future be amended, and that we will advance expenses, including attorneys’ fees, to our directors and to our officers, in connection with legal proceedings, subject to limited exceptions. We have entered into indemnification agreements with each of our executive officers and directors.

DIRECTORS
The following table sets forth information about our directors as of March 30, 2026:
Name	Age	Current Position	Class	Independent
Dr. Todd Gerlach	55	Director	Class I (term expiring 2028)	No
Dr. Alan Law	60	Director; Chief Clinical Officer — Specialty Practices	Class II (term expiring 2029)*	No
Anna M. Schaefer	66	Director	Class I (term expiring 2028)	Yes
Christopher C. Smith	51	Director	Class II (term expiring 2026)	Yes
Philip I. Smith	58	Director	Class III (term expiring 2027)	Yes
Dr. Christopher Steele	63	Director; Chief Clinical Officer — General Practices	Class I (term expiring 2028)	No
Peter G. Swenson	54	President, Chief Executive Officer and Chairman of the Board	Class III (term expiring 2027)	No

*
Reappointed by DDS Advisor, LLC, effective on the date of the Annual Meeting.

Director Biographies
Dr. Todd Gerlach
Dr. Todd Gerlach has been a Director of Park Dental Partners, Inc. since inception and has been with The Dental Specialists since 2004. Dr. Gerlach was on The Dental Specialists Board of Governors for eight years. Dr. Gerlach serves as a Director on the Boards for Dental Building Fund I and Dental Building Fund II, two commercial real estate entities. Dr. Gerlach was previously on the Minnesota Society of Oral and Maxillofacial Surgeons Board for four years including as President in 2016 – 2017. Dr. Gerlach is a practicing Oral and Maxillofacial Surgeon with The Dental Specialists. Dr. Gerlach has experience in the clinical practice of Oral and Maxillofacial Surgery and the financial performance of The Dental Specialists and Park Dental Partners, Inc. Dr. Gerlach received his B.A. from St. Olaf College and his D.D.S. from The University of Minnesota School of Dentistry. His residency in Oral and Maxillofacial Surgery was at The University of Rochester, Strong Memorial Hospital.
Dr. Alan Law
Dr. Alan Law serves as Chief Clinical Officer, Specialty Practices. Dr. Law is responsible for overseeing clinical standards and practices, and ensuring quality patient care across all affiliated specialty dental practices. He also spearheads continuing education and professional development initiatives within the affiliated dental practices. Dr. Law has served in multiple operational and leadership capacities within the organization and continues to practice as an endodontist. Dr. Law originally joined the group in 1996, and since 2003 has served as president of The Dental Specialists, a multi-specialty dental practice with over 45 specialists. Dr. Law has served as a director on the Park Dental Partners, Inc. Board since inception. Dr. Law is a graduate of the University of Iowa where he also received his DDS degree, certificate in endodontics, and Ph.D. in Mechanisms and Modulation of Orofacial Pain. He is a past president of the American Association of Endodontists, American Board of Endodontics, and Minnesota Association of Endodontics. He has published over 50 articles in scientific and clinical journals and textbooks, is an editor of Endodontics: Principles and Practice, and has lectured at over 300 local, national and international meetings.

Anna M. Schaefer
Ms. Anna Schaefer is a retired finance professional with more than 20 years of leadership experience in financial planning, financial reporting, risk management and tax functions. Ms. Schaefer most recently served as VP & CFO of Kipsu, with prior experience as a finance leader at ConvergeOne Holdings Corp, Digital River, Inc., and Northwest Airlines where she held the position of Vice President Finance & Chief Accounting Officer until the merger with Delta Airlines. Ms. Schaefer has significant experience in supporting board of directors and audit committees on finance and accounting matters. Ms. Schaefer received a Bachelor’s degree in Accounting and Finance from Minnesota State University, Mankato and is a Certified Public Accountant — State of Minnesota (inactive).
Christopher C. Smith
Mr. Christopher Smith is President and CEO of Kipsu, a technology company he co-founded in 2010, which created the Frontline Customer Experience software category. He has worked as a venture capitalist with Coral Ventures, an associate with IBM’s venture capital group and a consulting manager with Accenture. He co-founded and serves on the board of DOCSI, a healthcare technology company, and has served on the boards for a number of for-profit venture-backed technology companies in Silicon Valley. Mr. Smith also chaired the Blake School Board of Trustees and chaired and co-founded Minnesota Comeback, a nonprofit addressing the educational achievement gap in Minneapolis. He received a B.S. from Syracuse University and an M.B.A. from the University of California at Berkeley’s Haas School of Business, where he was an IBM Venture Fellow.
Philip I. Smith
Mr. Philip Smith has over 30 years of board, strategic advisory and operational leadership experience in the healthcare industry, predominantly with medical device companies. Mr. Smith is currently Operating Partner at Altaris Capital Partners, LLC. Mr. Smith was a managing director at investment banking firms Kroll (formerly Duff and Phelps), BMO Capital Markets, and Piper Jaffray where he advised healthcare clients on strategic advisory matters. Mr. Smith served in executive leadership roles at Image-Guided Neurologics, Vital Images, DGIMed Ortho and Angeion. Mr. Smith received a B.S. in Electrical & Electronics Engineering from the University of Florida, and an M.B.A. in Finance from The Wharton School, University of Pennsylvania.
Dr. Christopher Steele
Dr. Chris Steele serves as the Chief Clinical Officer, General Practices. He is responsible for overseeing clinical standards and practices, and ensuring quality patient care across all affiliated general dental practices. He also spearheads continuing education and professional development initiatives for general dentists within the affiliated dental practices. Dr. Steele has served in multiple operational and governance leadership capacities within the organization and continues to practice as a general dentist. He originally joined the group in 1991 and has led the Park Dental Partners, Inc. general dental group with over 160 dentists, as president since 2019. Dr. Steele has served as a director on the Board of Directors since inception and has also served on the Park Dental Partners Foundation Board since its inception in 2015. Dr. Steele holds a Bachelor of Science degree from Gustavus Adolphus College, and a DDS degree from the University of Minnesota, School of Dentistry. He completed a general practice residency program at the University of Minnesota, School of Dentistry.
Peter G. Swenson
Mr. Swenson serves as President, Chief Executive Officer and Chairman of Park Dental Partners, Inc. Mr. Swenson previously served as Chief Executive Officer and Chief Administrative Officer of Park Dental, The Dental Specialists and Orthodontic Specialists of Minnesota since 2008. He works in close collaboration with key dentist leaders involved in all facets of the governance and management of the DRO and affiliated dental practices. Mr. Swenson has served in dental leadership capacities for over three decades, supporting dental practices regionally and nationally. He has led the growth of the group practices from 99 dentists to more than 200 dentists and approximately 1,200 team members. Under his leadership, Park Dental Partners achieved a significant milestone by becoming a publicly traded company on the NASDAQ Stock

Market in December 2025 under the ticker symbol PARK. Prior to joining Park Dental, Mr. Swenson was vice president of market development for American Dental Partners (ADPI), a dental practice management company now owned by Heartland Dental. During his tenure, he helped grow ADPI from start-up to over $300 million in revenues through its 1998 initial public offering. Mr. Swenson’s board memberships have included American Academy of Dental Group Practice and Voyageurs National Park Association. He currently serves as chair of the Park Dental Partners, Inc. Board of Directors and has served on the Park Dental Partners Foundation board since its inception in 2015. Mr. Swenson earned his bachelor’s degree in economics from St. Olaf College.
We believe that each of Messrs. Gerlach, Smith, Smith, Steele, Swenson and Law and Ms. Schaefer are qualified to serve on our Board of Directors because of their industry, financial and business expertise.

EXECUTIVE OFFICERS
The following table sets forth information about our executive officers as of September 30, 2025:
Name	Age	Position	Since
Christopher J. Bernander	44	Chief Financial Officer, Treasurer	2022
Dr. Alan Law	60	Chief Clinical Officer — Specialty Practices	2023
Dr. Christopher Steele	63	Chief Clinical Officer — General Practices	2023
Peter G. Swenson	54	President, Chief Executive Officer	2008
Executive Officer Biographies
Christopher J. Bernander
Mr. Bernander serves as chief financial officer for Park Dental Partners, Inc. He is responsible for managing our accounting, treasury, internal control, financial planning, and revenue cycle operations. Mr. Bernander joined the organization in 2022, after holding chief financial officer and financial leadership roles in technology and professional services organizations. Mr. Bernander previously served as the chief financial officer of Calabrio from 2021 to 2022, and the chief financial officer of Digital River from 2019 to 2021. Over the past twenty years, Mr. Bernander has worked in numerous publicly-held and private equity backed organizations and has demonstrated ability to bring financial discipline and support operational execution to drive organizational growth and profitability. Mr. Bernander began his career in accounting, working at Ernst & Young and Bemis Company (now Amcor). A certified public accountant (inactive), Mr. Bernander holds a bachelor of business administration in accounting from the University of Wisconsin-Madison.
See “Directors” section for biographies for Mr. Swenson, Dr. Law, and Dr. Steele.

EXECUTIVE COMPENSATION
This section provides information regarding the compensation of our named executive officers for the years ended December 31, 2025 and 2024.
Summary Compensation Table
The following table sets forth information concerning compensation earned by or awarded to each non-employee director during the fiscal year ended December 31, 2025.
Name / Title	Year	Salary & Wages ($)(1)	Bonus ($)	Restricted ($)	Unrestricted ($)	Non- Equity Incentive Plan Comp. ($)	Nonqualified Deferred Comp. Earnings ($)	All Other Compensation ($)	Total ($)
Christopher J. Bernander, Chief Financial Officer, Treasurer	2025	425,000	274,709	—	—	—	—	16,139	715,848
	2024	425,000	177,272	366,603	—	—	—	10,985	979,860
Dr. Alan Law, Chief Clinical Officer, Specialty Practices	2025	675,281	96,956	—	—	—	82,337	23,951	878,525
	2024	777,419	62,567	109,328	—	—	35,729	14,361	999,404
Dr. Christopher Steele, Chief Clinical Officer, General Practices	2025	529,335	193,913	—	—	—	5,917	12,708	741,873
	2024	524,502	125,134	111,119	—	—	3,886	12,458	777,099
Peter G. Swenson Chairman of the Board, President and Chief Executive Officer	2025	602,550	584,210	—	—	—	—	19,404	1,206,164
	2024	602,549	376,996	1,072,738	529,055	—	29,453	18,158	2,628,949
(1)
Salary & Wages for Dr. Alan Law and Dr. Christopher Steele include compensation associated with services as active dental practitioners as well as in their respective activities performed as executive officers of the organization for the periods presented.

(2)
The amount reported in the Stock Awards columns reflects the aggregate grant date fair value of all equity awards calculated in accordance with ASC Topic 718, Stock Compensation. The restricted stock awards vested (a) 25% upon the closing of our initial public offering in 2025 and 6.25% in each subsequent quarter over three years, and (b) 100% upon a change of control as defined in the agreement.

Outstanding Equity Awards at Year-End 2025
There were no outstanding option awards at December 31, 2025.
At December 31, 2025, our named executive officers held the following outstanding equity awards:
Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Christopher J. Bernander	2/1/2024	39,936	589,455
Christopher J. Bernander	2/12/2024	440	6,494
Dr. Alan Law	10/31/2023	30,578	451,331
Dr. Alan Law	2/1/2024	12,041	177,725
Dr. Christopher Steele	10/31/2023	77,704	1,146,911
Dr. Christopher Steele	2/1/2024	12,238	180,633
Peter G. Swenson	1/1/2024	108,181	1,596,752
Peter G. Swenson	2/1/2024	9,963	147,054

The restricted stock grant vested 25% upon the closing of our initial public offer and vests 6.25% quarterly thereafter, and 100% upon a change of control as defined in the agreement.
Description of Employment Agreements
Mr. Bernander Employment Agreement
On January 1, 2024, we entered into an employment agreement with Mr. Bernander. The initial term of Mr. Bernander’s employment under the agreement is three years, with automatic one-year extensions each year unless either party provides notice that the term will not be extended. The agreement provides that after the first year of the agreement, the Chief Executive Officer may, subject to the review and approval of the Compensation Committee, make changes to the base salary amount. Mr. Bernander’s current annual rate of base salary is $425,000. The agreement also provides for annual bonuses for Mr. Bernander with a target annual bonus equal to 50% of his base salary, with the amount determined by the Board of Directors, taking into account the performance of us and Mr. Bernander for the applicable fiscal year and applying considerations consistent with those applied for determining annual bonuses for our other executive officers. Mr. Bernander is also entitled to participate in our standard benefit programs for our employees and reimbursement of his business expenses.
In addition, Mr. Bernander was awarded an equity award of 53,247 restricted shares of Common Stock that vested (a) 25% upon the closing of our initial public offering and 6.25% on subsequent quarters and (b) 100% upon a change of control as defined in the agreement.
Under his employment agreement, if Mr. Bernander’s employment is terminated by us without cause or by Mr. Bernander for good reason (as those terms are defined in his employment agreement), or if we provide notice that the term of the employment agreement will not be renewed (other than a non-renewal for cause), Mr. Bernander would be entitled to severance benefits equal to (1) his annual rate of base salary in effect at the time of the termination; (2) his annual bonus at the “target bonus” level, prorated for the portion of the year through the date of termination and payable within 30 days after the date of termination; (3) all shares in the company vested prior to the date of such termination; (4) vesting of any unvested incentive awards granted under our Equity Incentive Plans; and (5) any other payment and/or benefits to which Mr. Bernander is entitled under any of the benefit plans.
In the event of certain terminations upon or within the one-year period following a change in control, the agreement provides for enhanced benefits, including base salary for 12 months, a prorated target bonus, and additional vesting of incentive awards and benefits described in the agreement.
The agreement also provides for certain payments and benefits in the event of termination due to death or disability.
Mr. Swenson Employment Agreement
On January 1, 2024, we entered into an employment agreement with Mr. Swenson. The initial term of Mr. Swenson’s employment under the agreement is three years, with automatic one-year extensions each year unless either party provides notice that the term will not be extended. The agreement provides that Mr. Swenson’s base salary will be reviewed each year by the Board of Directors, which has discretion to increase (but not reduce) the base salary from the rate then in effect. Mr. Swenson’s current annual rate of base salary is $602,550. The agreement also provides for annual bonuses with a target annual bonus equal to 75% of his base salary, with the amount determined by the Board of Directors, taking into account the business performance and Mr. Swenson’s contribution for the applicable fiscal year and applying considerations consistent with those applied for determining annual bonuses for our other executive officers. Mr. Swenson is also entitled to participate in our standard benefit programs for our employees and reimbursement of his business expenses.
Under his employment agreement, if Mr. Swenson’s employment is terminated by us without cause or by Mr. Swenson for good reason (as those terms are defined in his employment agreement), or if we provide notice that the term of the employment agreement will not be renewed (other than a non-renewal for cause), Mr. Swenson would be entitled to severance benefits equal to (1) his annual rate of base salary in effect at the time of the termination; (2) an annual bonus at the “target bonus” level, prorated for the portion of the year through the date of termination and payable within 30 days after the date of termination; (3) all shares in us vested prior to the date of such termination; (4) vesting of any unvested incentive awards granted under our Equity Incentive Plans; and (5) any other payment and/or benefits to which Mr. Swenson is entitled under any of the benefit plans.
In the event that such a termination occurs upon or within the one-year period following a change in control, the agreement provides for certain enhanced benefits, including base salary for 12 months, a prorated target bonus, and additional vesting and benefits described in the agreement.
The agreement also provides for certain payments and benefits in the event of termination due to death or disability, including earned but unpaid base salary, other amounts and benefits, vesting of any unvested incentive awards granted under the initial equity awards, and a prorated bonus payable under the incentive bonus plan for the year in which termination occurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Certain Beneficial Owners of Common Stock
The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of March 30, 2026, by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares, (ii) each director and nominee, (iii) each named executive officer, and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, we believe the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Beneficial ownership includes shares that a person has the right to acquire within 60 days after March 30, 2026 through the exercise of options or other rights. The information presented in this table is based on Schedule 13G filings by the persons or entities listed.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Nature of Beneficial Ownership	Percent of Class(1)
Kennedy Capital Management, LLC(2)	235,632	Sole	5.22%
AO Partners I, L.P. et. al.(3)	230,769	Shared	5.11%

(1)
Percentage ownership is based on 4,515,054 shares of Common Stock outstanding and excludes 2,093,865 restricted shares entitled to vote prior to vesting.

(2)
Based on the Form 13G, filed January 9, 2026.

(3)
Based on the Form 13G, filed February 17, 2026, includes shares held by AO Partners I, L.P. (“AO Partners Fund”) and indirectly by AO Partners, LLC (“AO Partners”) as General Partner. AO Partners Fund and AO Partners have shared power to direct the voting and disposition of 230,769 shares. Nick Swenson as Manager of AO Partners disclaims beneficial ownership of such shares, except as to his pecuniary interest therein. Nick Swenson has sole power to direct the voting and disposition of 61,538 shares held by Park Investor LLC. Nick Swenson is the brother of Peter G. Swenson, the Company’s Chairman and Chief Executive Officer.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 30, 2026 by each of our directors and named executive officers and all directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules.
The percentage ownership information under the column titled “Percentage” is based on 6,608,919 shares of Common Stock entitled to vote at the Annual Meeting as of March 30, 2026, consisting of 4,515,054 shares of Common Stock outstanding on the record date plus 2,093,865 restricted shares entitled to vote prior to vesting as of the record date.
Unless otherwise noted, the address of the persons listed is c/o Park Dental Partners, Inc., 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113.
Name of Beneficial Owner	Number Held Unrestricted	Number Held Restricted	Total Holdings	Percentage(2)
Christopher J. Bernander	18,745	37,011	55,756	0.84%
Dr. Todd C. Gerlach	58,335	10,511	68,846	1.04%
Dr. Alan S. Law	141,972	39,068	181,040	2.74%
Anna M. Schaefer	875	1,925	2,800	0.04%
Christopher C. Smith	8,567	1,925	10,492	0.16%
Philip I. Smith	1,644	1,925	3,569	0.05%
Christopher E. Steele	54,725	82,447	137,172	2.08%
Peter G. Swenson	130,082	108,299	238,381	3.61%
All directors and executive officers as a group (8 persons)	414,945	283,111	698,056	10.56%

(1)
The restricted stock awards held by our directors and named executive officers vest at the rate of 6.25% quarterly and are subject to accelerated vesting in connection with a change in control. The “Total Holdings” column reports each person’s unrestricted shares plus all of their restricted shares entitled to vote prior to vesting as of March 30, 2026.

(2)
Calculated as a percentage of 6,608,919 shares of Common Stock entitled to vote at the Annual Meeting as of March 30, 2026, consisting of 4,515,054 shares of Common Stock outstanding on the record date plus 2,093,865 restricted shares entitled to vote prior to vesting as of March 30, 2026.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of copies of such reports furnished to us and written representations from our directors and executive officers, we believe that during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were timely satisfied.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In the ordinary course of business, we have engaged in transactions with related persons. The following is a summary of certain relationships and transactions during the last two fiscal years.
Subordinated Notes Payable
Between October 12, 2007 and January 1, 2008, we borrowed an aggregate of $1.6 million from Mr. Nick Swenson, who is the brother of Mr. Peter Swenson, our President, Chief Executive Officer and Chairman of the Board, pursuant to a series of secured promissory notes with a maturity date of October 1, 2037. These notes were established to provide capital and liquidity. In 2007, we also issued secured promissory notes to certain directors, including promissory notes in the principal amount of $69,767 to each of Mr. Peter Swenson, Dr. Christopher Steele and Dr. Alan Law. Interest on these notes is the greater of (a) 14% of the principal balance or (b) an amount determined under a formula based on average dentist compensation or total revenue of the dental resource organization and the affiliated dental practices. Interest is payable quarterly and principal is due at maturity. The notes are secured by all of our business assets and the affiliated dental practices and are subordinated to our bank note payable and line of credit. These notes have significant prepayment restrictions and generally require lender approval for any prepayment, except that the notes held by Mr. Peter Swenson, Dr. Steele and Dr. Law may be prepaid by us upon the death of the respective holder.
As of December 31, 2025 and December 31, 2024, the carrying value of the subordinated notes payable was $2.165 million. The effective interest rate was 25.7% as of December 31, 2025 and 28.1% for as of December 31, 2024. Interest expense related to the subordinated debt agreements was approximately $556,000 and $607,000 for the years ended December 31, 2025 and 2024, respectively.
Commercial Real Estate Arrangements
Dental Building Fund I and Dental Building Fund II are commercial real estate entities that own certain properties used as dental practice locations for affiliated practices. Certain of our directors and executive officers have invested in these entities. Peter Swenson has invested $30,000 in Dental Building Fund I and $60,000 in Dental Building Fund II; Dr. Christopher Steele has invested $80,000 in Dental Building Fund I and $160,000 in Dental Building Fund II; Dr. Alan Law has invested $94,000 in Dental Building Fund I and $160,000 in Dental Building Fund II; and Dr. Todd Gerlach has invested $30,000 in Dental Building Fund I and $40,000 in Dental Building Fund II. We lease 9 dental practice locations from Dental Building Fund I and Dental Building Fund II.
For the years ending December 31, 2025 and 2024, the rent expense associated with these leases was $1,959,555 and $1,832,328, respectively.
Review, Approval or Ratification of Related Person Transactions
The Corporate Governance and Nominating Committee is responsible for reviewing, approving or ratifying related person transactions required to be disclosed pursuant to applicable SEC rules. In determining whether to approve or ratify a related person transaction, the Committee considers all relevant facts and circumstances available, including, as applicable: (1) the nature of the related person’s interest in the transaction; (2) the approximate dollar value of the transaction; (3) the approximate dollar value of the related person’s interest in the transaction without regard to the amount of any profit or loss; (4) whether the transaction is undertaken in the ordinary course of business; (5) whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party; (6) the purpose of, and potential benefits to, the Company of the transaction; (7) the impact of the transaction on a director’s independence; (8) the availability of other sources for comparable products or services; (9) whether the transaction is a single transaction or part of a series of ongoing, related transactions; (10) whether the transaction is consistent with the Company’s code of ethics and business conduct; and (11) any other information regarding the transaction or the related person that would be material to investors in light of the circumstances.
No member of the Corporate Governance and Nominating Committee may participate in the review, approval or ratification of a transaction with respect to which such member is a related person, except that the director may be counted for purposes of determining the existence of a quorum and may provide information requested by the Committee.

STOCKHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS FOR 2027 ANNUAL MEETING
If you intend to present a proposal for inclusion in the Company’s proxy materials for the Company’s 2027 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be received by the Company’s Corporate Secretary at 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113 no later than December 15, 2026.
If you intend to nominate a person for election as a director or to bring other business before the Company’s 2027 annual meeting of shareholders other than pursuant to Rule 14a-8, you must comply with the advance notice provisions of the Company’s bylaws. To be timely, the required notice must be delivered to the Corporate Secretary in accordance with the Company’s bylaws no earlier than January 29, 2027 and no later than February 28, 2027.
In addition, under Rule 14a-4(c) under the Exchange Act, if notice of a shareholder proposal to be presented at the 2027 annual meeting is not received by the Company’s Corporate Secretary by February 28, 2027, the proxies named in the Company’s proxy card for the 2027 annual meeting may exercise discretionary voting authority with respect to that proposal if it is otherwise properly presented at the meeting.
In addition to satisfying the requirements under the Company’s bylaws, if you intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2027 annual meeting, you must provide the notice required by Rule 14a-19 under the Exchange Act so that it is postmarked or transmitted electronically to the Company no later than March 30, 2027.
OTHER MATTERS
The Board of Directors does not know of any other matters that will be presented for action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named in the proxy will vote on those matters in accordance with their best judgment.
HOUSEHOLDING
The SEC has adopted rules that permit a company and intermediaries (such as brokers) to deliver a single set of proxy materials to multiple shareholders sharing the same address unless a shareholder has revoked consent. This practice is known as “householding.” If you would like to receive a separate copy of our proxy materials in the future, or if you are receiving multiple copies and would like to receive a single copy, please contact the Corporate Secretary at our principal executive offices located at 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113.
IMPORTANT REMINDER
Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible by following the instructions on your proxy card or voting instruction form.

PARK DENTAL PARTNERS, INC.
PROXY FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
MAY 29, 2026
THIS PROXY CARD IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS
The undersigned hereby appoints Peter G. Swenson and Christopher J. Bernander, and each of them, as proxies, with full power of substitution, and authorizes them to represent and vote, as designated below, all shares of Common Stock of Park Dental Partners, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 29, 2026, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.
PROPOSAL 1: Election of one (1) Class II director	FOR ☐ WITHHOLD ☐
Nominee: Christopher C. Smith
PROPOSAL 2: Ratification of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2026	FOR ☐ AGAINST ☐ ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
Signature(s):	Date:
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.